UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2016 (January 29, 2016)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2016, the Board of Directors (the “Board”) of Memorial Resource Development Corp. (the “Company”) accepted the resignation of John A. Weinzierl as Chief Executive Officer (“CEO”) of the Company and appointed Jay Graham to serve as CEO. Effective January 29, 2016, Mr. Weinzierl also resigned from the Board, and Mr. Graham was elected to the Board by the remaining directors to fill the vacancy created by Mr. Weinzierl’s resignation. Mr. Weinzierl’s decision to resign as a director was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices.

On January 29, 2016, the Board accepted the resignation of William J. Scarff as President of the Company. Messrs. Weinzierl and Scarff will continue in their respective roles with Memorial Production Partners GP LLC, a wholly-owned subsidiary of the Company and the general partner of Memorial Production Partners LP.

Mr. Graham, who is 45, recently resigned as Co-CEO of WildHorse Resources II, LLC, an affiliate of the Company, a position he held from June 2013 until January 2016. From August 2007 to June 2014, Mr. Graham was President of WildHorse Resources, LLC, a predecessor of the Company. From 1992 to 2007, Mr. Graham held a variety of positions of increasing responsibility in Anadarko Petroleum Corporation, Devon Energy, and Halliburton.

Except as set forth below, the Company has not entered into any material contract, plan or arrangement with Mr. Graham and has not made any grants or awards to Mr. Graham in connection with his appointment. The Board approved a salary of $350,000 annually for Mr. Graham and an annual short term bonus target of 100% of his annual salary. Mr. Graham does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company, and there are no arrangements or understandings between Mr. Graham and any other person pursuant to which Mr. Graham was appointed to serve as CEO or a director of the Company.

Indemnification Agreement

The Company agreed to enter into an indemnification agreement with Mr. Graham in the form entered into with other directors and officers of the Company. The indemnification agreement requires the Company to indemnify Mr. Graham to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Graham owns approximately 6% of the Company’s outstanding common stock, which he acquired in connection with the Company’s initial public offering. In connection with that acquisition, Mr. Graham entered into certain agreements with the Company, which agreements are described below.

Voting Agreement

In connection with the closing of the initial public offering of the Company on June 18, 2014, the Company entered into a Voting Agreement (the “Voting Agreement”) with Mr. Graham and the other stockholders of the Company named therein.

Pursuant to the Voting Agreement, Mr. Graham and each of the other parties agreed, among other things, to vote all of his respective shares as directed by MRD Holdco LLC, a Delaware limited liability company (“MRD Holdco”). The Voting Agreement also provides MRD Holdco with the right to designate a certain number of nominees to the Board, subject to the limitations and conditions set forth therein, including the ownership of a specified percentage of the outstanding shares of common stock. The Voting Agreement requires the Company and the stockholders party thereto to take all necessary actions, to the fullest extent permitted by applicable law, including voting their shares, to cause the election of the nominees designated by MRD Holdco. In addition, the Voting Agreement provides that for so long as MRD Holdco has the right to designate two directors to the Board, the Company will cause any committee of the Board to include in its membership at least one director designated by MRD Holdco, except to the extent that such membership would violate applicable securities laws or stock exchange rules.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Registration Rights Agreement

In connection with the closing of the initial public offering on June 18, 2014, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Mr. Graham and the other stockholders of the Company named therein (including their permitted transferees, the “Holders”).

Pursuant to the Registration Rights Agreement, subject to the limitations set forth therein, certain of the Holders have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares. Generally, within five business days following the receipt of such request, the Company is required to provide notice of the request to all other Holders, who may participate in the registration. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold. Subject to certain exceptions, the Company is not obligated to effect such a registration within 90 days after the closing of any underwritten offering of shares. The Company is also not obligated to effect any registration in which the anticipated aggregate offering price included in such offering is less than $50 million.

In addition, pursuant to the Registration Rights Agreement, certain of the Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of common stock or conduct an underwritten offering, whether or not for its account, then the Company must notify the Holders of such proposal at least five business days before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The obligations to register shares under the Registration Rights Agreement will terminate when no registrable securities remain outstanding. Registrable securities under the Registration Rights Agreement means all shares that were owned by the Holders as of June 18, 2014 other than shares (i) sold pursuant to an effective registration statement under the Securities Act, (ii) sold in a transaction pursuant to Rule 144 under the Securities Act, or (iii) that have ceased to be outstanding.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the full text of which is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On January 29, 2016, the Company issued a press release announcing that Jay Graham has been appointed to serve as CEO and director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

10.2	Voting Agreement among Memorial Resource Development Corp., MRD Holdco LLC and certain former management members of WildHorse Resources, LLC, dated as of June 18, 2014 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

10.3	Registration Rights Agreement among Memorial Resource Development Corp. and certain stockholders, dated as of June 18, 2014 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

99.1	Press release dated January 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: February 1, 2016	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

10.2	Voting Agreement among Memorial Resource Development Corp., MRD Holdco LLC and certain former management members of WildHorse Resources, LLC, dated as of June 18, 2014 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

10.3	Registration Rights Agreement among Memorial Resource Development Corp. and certain stockholders, dated as of June 18, 2014 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-36490) filed on June 24, 2014)

99.1	Press release dated January 29, 2016